                                                                      EXHIBIT 99

(DUSA LOGO)
INNOVATION IN PHOTODYNAMIC THERAPY

DUSA PHARMACEUTICALS, INC. (R)
FOR RELEASE AT 6:50 A.M.

                   DUSA PHARMACEUTICALS SIGNS MERGER AGREEMENT
                         TO ACQUIRE SIRIUS LABORATORIES

              Strengthens DUSA's Position in the Dermatology Market

WILMINGTON, MA - JANUARY 3, 2006 - DUSA Pharmaceuticals, Inc.(R) (NASDAQ NMS:
DUSA), developer and marketer of Levulan(R) photodynamic therapy (PDT) for the treatment of dermatological conditions such as actinic keratoses, acne and photodamage, announced today that it has signed a definitive Merger Agreement ("Merger Agreement") to acquire all of the common stock of Sirius Laboratories Inc. of Vernon Hills, Illinois in exchange for cash and common stock worth up to $30,000,000.

Sirius is a privately held dermatology specialty pharmaceuticals company founded in 2000 with a primary focus on the treatment of acne vulgaris and acne rosacea. Closing of the transaction is expected in Q1, 2006, subject to the terms and conditions in the Merger Agreement.

Dr. Geoffrey Shulman, DUSA Chairman and CEO, stated, "We are very pleased to be able to announce the signing of this agreement, as we believe there is an excellent synergy between our products and companies. Upon closing of the transaction, we will be offering an expanded line of innovative products to dermatologists, while also enhancing our near-term development pipeline. The combination of Sirius and DUSA is a major step forward in DUSA's plan to become a leading provider of dermatological pharmaceuticals."

Prominent dermatologic surgeon and Sirius Chairman, Dr. Stephen Mandy, added, "We are excited to be joining forces with DUSA, and we look forward to bringing our products to more dermatologists enabling the combined enterprise to be stronger than either company prior to the merger."

Of the up to $30 million, $8 million less certain expenses will be paid in cash upon closing, $17 million will be paid in shares of DUSA's common stock also upon closing in a private placement, and up to $5 million in cash or common stock, as DUSA determines, may be paid based on a combination of new product approvals or launches, and achievement of certain pre-determined total cumulative sales milestones for Sirius products.

The securities to be issued by DUSA in the transaction have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. While certain of the DUSA shares will be subject to lock-up provisions for a period of time, DUSA has agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission following the closing for purposes of registering the resale of the common stock issued in the transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the offer to buy or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or in which there is no applicable exemption from such registration or qualification requirements. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an applicable exemption therefrom.


ABOUT DUSA PHARMACEUTICALS

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company that has been engaged primarily in the development and/or marketing of Levulan(R) Photodynamic Therapy
(PDT) for multiple medical indications, with its primary focus on dermatology. PDT utilizes light-activated compounds such as Levulan(R) to induce a therapeutic or detection effect. With the completion of this transaction, DUSA will expand its focus on dermatology. The Company maintains offices in Wilmington, MA, Valhalla, NY, and Toronto, Ontario.

Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the closing of the transaction, beliefs regarding synergies between the company's, expectations for product offerings and pipeline opportunities, the payment of the consideration, the intention to lock-up certain shares, the expansion of DUSA's dermatology focus, and expectations for a stronger entity. Furthermore, the factors that may cause differing results include the uncertainties of completing the transaction, the marketplace acceptance of the products, product development risks, reliance on third party manufacturers, other risks identified in DUSA's SEC filings from time to time.


For further information contact:

GEOFF SHULMAN, Chairman and CEO

Or SHARI LOVELL, Director, Shareholder Services

Tel: 416.363.5059 Fax 416.363.6602 or visit www.dusapharma.com